                                                                                                                 CINERGY CORP.
                                                                                                       CONSOLIDATING STATEMENTS OF CASH FLOWS
                                                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                            (dollars in thousands)

                                                                        Consolidated                           Consolidated    Cinergy      Consolidated      Consolidated    Consolidated
                                                     Cinergy       The Cincinnati Gas &                     Cinergy       Services,     Cinergy Global  Cinergy Wholesale     Cinergy                         Consolidated
                                                         Corp.          Electric Company 1/ PSI Energy, Inc.  Investments 1/     Inc.      Resources, Inc. 1/  Energy, Inc. Technologies, Inc. 1/ Eliminations   Cinergy Corp.
                                                     ------------- ------------------------- --------------- ----------------------------- ----------------- --------------- ------------------- --------------- ---------------
Operating Activities
Net income                                             $399,466             $266,820            $135,398        $28,924           $-       $(13,847)              $-           $(1,369)       $(415,926)         $399,466
Items providing or (using) cash currently:
  Depreciation and amortization                               -              209,922             142,584          8,511        7,225         12,899                -                46           (7,222)          373,965
  Wabash Valley Power Association, Inc. settlement            -                    -                   -              -            -              -                -                 -                -                 -
  Deferred income taxes and investment
     tax credits - net                                     (418)              36,238              (6,582)         7,120        2,107          8,939                -                 -                -            47,404
  Unrealized (gain) loss from energy risk
     management activities                                    -               (7,077)             (7,077)        16,573            -              -                -                 -                -             2,419
  Equity in earnings of unconsolidated subsidiaries           -                    -                   -          3,954            -         (9,002)               -                 -                -            (5,048)
  Equity in earnings of consolidated subsidiaries      (411,341)                   -                   -              -            -              -                -                 -          411,341                 -
  Allowance for equity funds used during
    construction                                              -               (4,459)             (1,354)             -            -              -                -                 -                -            (5,813)
  Regulatory assets - net                                     -              (17,623)             10,818              -            -              -                -                 -                -            (6,805)
  Changes in current assets and current liabilities:
    Restricted deposits                                       -                  (28)               (341)             -          496         (3,695)               -                 -                1            (3,567)
    Accounts and notes receivable, net of reserves
     on receivables sold                               (584,133)            (326,826)           (130,891)      (463,310)     (52,985)       (66,401)               -                 -          661,237          (963,309)
    Materials, supplies, and fuel                             -                  (62)             49,652           (624)           -         (2,558)               -                 -                1            46,409
    Accounts payable                                    (22,684)             248,562             176,820        555,366       14,229        129,934                -            77,938         (418,608)          761,557
    Accrued taxes and interest                             (335)              16,902             (15,342)          (148)      (5,895)        31,292                -              (737)               -            25,737
  Other items - net                                     301,379              (51,925)             30,573        (16,079)      37,773        (74,585)               -                 4         (278,951)          (51,811)
                                                     ------------- ------------------------- ------------------------------------------------------------ ----------------------------------- --------------- ---------------
      Net cash provided by (used in)
         operating activities                          (318,066)             370,444             384,258        140,287        2,950         12,976                -            75,882          (48,127)          620,604

Financing Activities
  Issuance of common stock                                1,770                    -                   -              -            -              -                -                 -                -             1,770
  Issuance of long-term debt                                  -                    -              53,075              -            -         73,345                -                 -                -           126,420
  Retirement of preferred stock of subsidiaries               -                 (168)            (29,225)             -            -              -                -                 -                -           (29,393)
  Redemption of long-term debt                                -                    -            (187,097)             -            -        (47,150)               -                 -                -          (234,247)
  Change in short-term debt                             587,201              132,416              95,468              -            -          6,170                -                 -         (242,792)          578,463
  Dividends on preferred stock                                -                 (847)             (3,738)             -            -              -                -                 -            4,585                 -
  Dividends on common stock                            (285,242)            (232,334)            (54,000)             -            -              -                -                 -          286,334          (285,242)
                                                     ------------- ------------------------- ------------------------------------------------------------ ----------------------------------- --------------- ---------------
      Net cash provided by (used in)
         financing activities                           303,729             (100,933)           (125,517)             -            -         32,365                -                 -           48,127           157,771

Investing Activities
  Construction expenditures (less allowance for
     equity funds used during construction)                (148)            (260,127)           (259,394)         3,269       (1,321)             -                -            (1,853)               -          (519,574)
  Investments in unconsolidated subsidiaries                  -                    -                   -       (150,557)           -        (20,741)               -                 -                -          (171,298)
  Miscellaneous investments                               2,310                1,699              (6,878)         3,334       (2,822)             -                -           (74,011)               -           (76,368)
                                                     ------------- ------------------------- ------------------------------------------------------------ ----------------------------------- --------------- ---------------
      Net cash provided by (used in)
         investing activities                             2,162             (258,428)           (266,272)      (143,954)      (4,143)       (20,741)               -           (75,864)               -          (767,240)

  Net increase (decrease) in cash and
     cash equivalents                                   (12,175)              11,083              (7,531)        (3,667)      (1,193)        24,600                -                18                -            11,135

  Cash and cash equivalents at
     beginning of period                                 12,353                9,554               8,842         32,982        1,224         16,964                -                 -                -            81,919
                                                     ------------- ------------------------- ------------------------------------------------------------ ----------------------------------- --------------- ---------------
  Cash and cash equivalents at
     end of period                                         $178              $20,637              $1,311        $29,315          $31        $41,564               $-               $18               $-           $93,054

1/  See accompanying statements of cashflows